UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (d) On February 13, 2020, Edward H. Burdick tendered his resignation as a Class B director of Pacific Drilling S.A. (the “Company”), with effect as of February 18, 2020.  Mr. Burdick did not serve on any committees of the Board of Directors (the “Board”).  Mr. Burdick’s resignation did not result from any disagreement with the Company regarding operations, policies or practices. Mr. Burdick joined the Company’s Board on November 21, 2019, having been nominated for election as a Class B director by Strategic Value Partners, LLC (“SVP”), pursuant to the Governance Agreement, dated as of November 19, 2018 by and among the Company and certain holders of its common shares, including SVP (the “Governance Agreement”).  The Board accepted Mr. Burdick’s resignation with thanks for his efforts and contribution to the Company.

Under the terms of the Governance Agreement, SVP has the exclusive right to nominate a replacement for Mr. Burdick, and pursuant to that right, has nominated Mr. Bouk van Geloven to serve as a Class B director for the remainder of Mr. Burdick’s current term of office, which ends at the Company’s 2020 Annual General Meeting.  On February 18, 2020, the Board appointed Mr. van Geloven to fill the vacancy on the Board resulting from Mr. Burdick’s resignation.  Mr. van Geloven is not expected to serve on any Board committees.  As a Class B director, he will not receive any compensation from the Company for service on the Board.

Mr. van Geloven, age 33, joined SVP in November 2014, and is currently a member of the European investment team at SVPGlobal with a focus on Infrastructure, Packaging, Industrials, Financials and Oil & Gas. From 2011 to 2014, Mr. van Geloven was an associate at J.P. Morgan Cazenove in their Strategic M&A Advisory and Equity and Debt Financing team where he performed complex valuation analysis, credit analysis and ratings advisory on multiple debt financing transactions. Mr. van Geloven received a BS in Econometrics from Vrije Universiteit in Amsterdam in 2008 and two Master of Science degrees; one in Econometrics and the other in Quantitative Finance in 2010. He currently serves on the Boards of Klöckner Pentaplast and Dolphin Drilling Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacific Drilling S.A.
(Registrant)

Dated: February 20, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary